UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2009
Federal Signal Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-6003	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1415 West 22nd Street
Oak Brook, Illinois 60523
(Address of principal executive office)(Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On February 20, 2009, the Compensation and Benefits Committee of Federal Signal Corporation approved a new Short Term Incentive Bonus Plan for implementation in 2009. Short-term bonuses under the plan will be determined by achievement of both financial measures and individual objectives. The underlying rationale for adopting the new plan is to achieve better linkage between performance and compensation by basing the financial component of bonus targets on measures set forth in the Company’s or a particular business unit’s Annual Operating Plan. While there will be three separate levels of the organization measured from a financial result perspective (the Company as a whole, Group and Division), it is expected that the named executive officers’ objectives will be either from the Company as a whole, or the Company as a whole and a Group.
The new plan will be based 70% on financial measures consisting of earnings and cash flow (with earnings being weighted at 50% and cash flow being weighted at 20%); and 30% on individual objectives. The following represents the financial measures for 2009 for the Company as a whole and for a Group:
Company
•	Earnings Measure: Consolidated Income before Income Taxes

•	Cash Flow Measure: Consolidated Net Cash Provided by Continuing Operating Activities
Group
•	Earnings Measure: Group Earnings before Interest and Taxes

•	Cash Flow Measure: Group Primary Working Capital as a % of Sales (PWC %)
PWC % is defined as the sum of accounts receivable and inventory less accounts payable and customer deposits divided by net sales for the year.
The financial composition and entity weighting will vary based on the named executive officer’s job responsibility and ability to impact the particular measures. Bonus target percentages are primarily based on salary grade but may vary within the grade due to tenure, experience and influence.
The financial target incentive compensation awards will be set at 100% for the achievement of the target financial goals, with a threshold set at 50% of the target goals and a maximum set at

200% of the target goals. Ranges determining the threshold and maximum bonus for each of the financial measures will be developed after the approval of the Annual Operating Plan and will be subject to the approval of the Compensation and Benefits Committee.
The payout for a participant’s individual objectives will be dependent on the pool available for the Company as a whole or the particular Group with which the participant is associated. The individual objective pools will be capped at 100% for business units whose financial payouts are at or below target, and capped at the financial performance level for business units above target.
Adjustments may be made to one or more of the bonus performance targets subject to approval of the Board of Directors. The amount of any adjustment made shall be determined in accordance with generally accepted accounting principles.
This description is qualified in its entirety by reference to the Short Term Incentive Bonus Plan which is filed herewith as Exhibit 10.1 and incorporated into this Item 5.02(e) by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	Federal Signal Corporation Short term Incentive Bonus Plan

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Dated: February 26, 2009	/s/ Jennifer L. Sherman
Jennifer L. Sherman
Vice President, General Counsel and Secretary